Exhibit 10.1

ADVISORY AGREEMENT

This ADVISORY AGREEMENT (this “Agreement”) is entered into on this the 10th day of August, 2015, by and among NEXPOINT MULTIFAMILY REALTY TRUST, INC., a Maryland corporation (the “Company”), NEXPOINT MULTIFAMILY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), and NEXPOINT REAL ESTATE ADVISORS II, L.P., a Delaware limited partnership (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company intends to issue shares of its common stock, par value $0.01 per share, to the public, upon registration of such shares with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended;

WHEREAS, the Company intends to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Company’s Articles of Incorporation, as may be amended from time to time, and Sections 856 through 860 of the Internal Revenue Code of 1986, as amended;

WHEREAS, the Company is the general partner of the Partnership and intends to conduct all of its business and make all of its investments in Properties and other Assets through the Partnership;

WHEREAS, the Company and the Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 The following defined terms used in this Agreement shall have the meanings specified below:

(a) Acquisition Expenses. Any and all expenses incurred by the Company, the Partnership, the Advisor, or any Affiliate of either in connection with the selection, evaluation, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

(b) Acquisition and Advisory Fees. The fees payable to the Advisor pursuant to Section 3.01(b) of this Agreement.

(c) Advisor. NexPoint Real Estate Advisors II, L.P., a Delaware limited partnership, any successor advisor to the Company and the Partnership, or any Person to which NexPoint Real Estate Advisors II, L.P., or any successor advisor subcontracts all or substantially all of its functions.

(d) Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

(e) Appraised Value. Value according to an appraisal made by an Independent Appraiser, which may take into consideration any factor deemed appropriate by such Independent Appraiser, including, but not limited to, current market and property conditions, any unique attributes of the investment operations, current and anticipated income and expense trends, the terms and conditions of any lease of a relevant property, the quality of any lessee’s, borrower’s or other counter-party’s credit and the conditions of the credit markets. The Appraised Value of a Property may be greater than the construction cost or the replacement cost of the Property.

(f) Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

(g) Assets. Properties, Mortgages and other direct or indirect investments in equity interests in, or loans secured by, Real Property (other than investments in bank accounts, money market funds or other current assets, whether with the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Company or the Partnership, directly or indirectly through one or more of its Affiliates.

(h) Asset Management Fee. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.

(i) Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Board is determining on a regular basis the current value of the Company’s net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, and solely for such purpose, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent Assets’ aggregate valuation established by the Board without reduction for depreciation, bad debts or other non-cash reserves.

(j) Board. The Board of Directors of the Company.

(k) Bylaws. The bylaws of the Company, as the same are in effect as amended from time to time.

(l) Change of Control. Any event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-j of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Partnership representing greater than 50% or more of the combined voting power of the Company’s or the Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

(m) Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

(n) Company. NexPoint Multifamily Realty Trust, Inc., a corporation organized under the laws of the State of Maryland.

(o) Competitive Disposition Fee. A real estate or brokerage commission paid or, if no such commission is paid, the amount that customarily would be paid, for the purchase or sale of a Property, which is reasonable, customary, and competitive in light of the size, type and location of the Property.

(p) Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an Asset, or the amount of funds advanced with respect to a Mortgage, exclusive of Acquisition Fees and Acquisition Expenses.

(q) Contract Sales Price. The total consideration provided for in the sales contract for the sale of a Property.

(r) Dealer Manager. Highland Capital Funds Distributors, Inc., an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.

(s) Director. A member of the Board.

(t) Disposition Fee. The fee payable to the Advisor for services provided in connection with the Sale of one or more Properties pursuant to Section 3.01(c).

(u) Distributions. Any dividends or other distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

(v) FINRA. Means the Financial Industry Regulatory Authority.

(w) Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, dealer manager fees, or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions or dealer manager fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.

(x) Independent Appraiser. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or the Partnership or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.

(y) Independent Director. A Director who is not, and within the last two years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company or as a director of any other real estate investment trust organized by the Sponsor or advised by the Advisor, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5.0% of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

(z) Invested Capital. The amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for the repurchase of Shares.

(aa) Joint Ventures. The joint venture or partnership arrangements in which the Company or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.

(bb) Listing or Listed. The approval of the Company’s application to list the Shares by a national securities exchange and the commencement of trading in the Shares on the respective national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

(cc) Market Value. Upon Listing, the market value of the outstanding Shares, measured by taking the average closing price for a single Share over a period of 30 consecutive trading days, with such period beginning 180 days after Listing, and multiplying that number by the number of Shares outstanding on the date of measurement.

(dd) Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

(ee) NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.

(ff) NAV. Net asset value, as calculated in accordance with the procedures described in the Prospectus.

(gg) Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets. If the Advisor is paid a Subordinated Incentive Listing Distribution, “Net Income” for purposes of calculating total Operating Expenses, shall exclude the gain from the Sale of any Assets.

(hh) Net Sales Proceeds. In the case of a transaction described in clause (A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Partnership, including all Disposition Fees, closing costs and legal fees and expenses. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company or the Partnership (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company or the Partnership, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in the last sentence of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any Disposition Fees, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

(ii) Offering. Any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of Shares under a distribution reinvestment plan and Shares offered under any employee benefit plan.

(jj) Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Participation in Net Sales Proceeds, (vi) the Subordinated Distribution Upon Termination of the Advisory Agreement, (vii) the Subordinated Incentive Listing Distribution, (viii) Acquisition Fees and Acquisition Expenses, (ix) Disposition Fees on the Sale of Property, and (x) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(kk) Organization and Offering Expenses. Any and all expenses (other than Selling Commissions, any distribution fees and any fees or other expenses paid to the Dealer Manager) to be paid by the Company in connection with an Offering, including the Company’s legal, accounting, printing, mailing and filing fees, the charges of any escrow holder, due diligence expense reimbursements to soliciting dealers, reimbursements to the Advisor and its Affiliates, other costs in connection with administrative oversight of an Offering, and marketing costs (including supplemental sales materials, educational conferences and retail seminars by soliciting dealers).

(ll) Partnership. NexPoint Multifamily Operating Partnership, L.P., a Delaware limited partnership, through which the Company may own Assets.

(mm) Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.

(nn) Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company or the Partnership, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

(oo) Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

(pp) Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

(qq) REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.

(rr) Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof. Notwithstanding the foregoing, “Sale” or “Sales” shall not include any transaction or series of transactions specified in clause (A) through (D) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

(ss) Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

(tt) Selling Commissions. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of the Shares, including, without limitation, commissions payable to Highland Capital Funds Distributors, Inc.

(uu) Shares. Any shares of the Company’s common stock, par value $.01 per share.

(vv) Soliciting Dealer. A broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc., or that is exempt from broker-dealer registration, and who, in either case, has executed participating broker-dealer or other agreements with the Dealer Manager to sell Shares.

(ww) Sponsor. Highland Capital Management, L.P., a Delaware limited partnership.

(xx) Stockholders. The record holders of the Shares as maintained in the books and records of the Company or its transfer agent.

(yy) Stockholders’ 6.0% Return. As of any date, an aggregate amount equal to a 6.0% cumulative, pre-tax, non-compounded, annual return on Invested Capital.

(zz) Subordinated Distribution Upon Termination of the Advisory Agreement. The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met pursuant to Section 4.03(b) of this Agreement.

(aaa) Subordinated Incentive Listing Distribution. The fee payable to the Advisor under certain circumstances if the Shares are Listed pursuant to Section 3.01(d).

(bbb) Subordinated Participation in Net Sales Proceeds. The fee payable to the Advisor under certain circumstances following receipt of Net Sales Proceeds pursuant to Section 3.01(c).

(ccc) Termination Date. The date of termination of this Agreement.

(ddd) 2%/25% Guidelines. The requirement pursuant to the NASAA Guidelines that, in any four consecutive fiscal quarters, total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such period or 25% of Net Income over the same period.

ARTICLE II

THE ADVISOR

Section 2.01 Appointment. The Company and the Partnership hereby appoint the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

Section 2.02 Duties of the Advisor. Subject to Section 2.07, the Advisor undertakes to use its commercially reasonable best efforts to present to the Company and the Partnership investment opportunities consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus, Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:

(a) find, evaluate, present and recommend to the Company investment opportunities consistent with the Company’s investment policies and objectives;

(b) serve as the Company’s and Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Company’s investment policies;

(c) provide the daily management of the Company and Partnership and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company and the Partnership;

(d) maintain and preserve the books and records of the Company and the Partnership, including stock books and records reflecting a record of the Stockholders and their ownership of the Shares;

(e) investigate, select, and, on behalf of the Company and the Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name and on behalf of the Company and the Partnership with any of the foregoing;

(f) consult with the officers of the Company and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and the Partnership;

(g) review and analyze the operating and capital budgets prepared and submitted by a third party for each property;

(h) subject to the provisions of Section 2.02(i) and Section 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets including the servicing of Mortgages;

(i) provide the Board with periodic reports regarding prospective investments in Assets;

(j) if a transaction requires approval by the Board, deliver to the Board all documents required by them to properly evaluate the proposed transaction;

(k) obtain the prior approval of the Board (including a majority of all Independent Directors) for any and all investments in Assets with a Contract Purchase Price greater than an amount reasonably agreed to between the Advisor and the Independent Directors;

(l) obtain the prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in any transaction with the Advisor or its Affiliates;

(m) negotiate on behalf of the Company and the Partnership with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company and the Partnership with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company and the Partnership, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as a broker-dealer or an underwriter; and provided further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(n) obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company and the Partnership in Assets;

(o) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Partnership under this Agreement;

(p) provide the Company and the Partnership with, or assist the Company and the Partnership in arranging for, all necessary cash management services;

(q) deliver to or maintain on behalf of the Company and the Partnership copies of all appraisals obtained in connection with the investments in Assets;

(r) upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company and the Partnership in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and the Partnership and handling, prosecuting and settling any claims of the Company and the Partnership, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(s) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;

(t) provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

(u) assist the Company in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(v) do all things necessary to assure its ability to render the services described in this Agreement.

Section 2.03 Authority of Advisor. Pursuant to the terms of this Agreement, including the duties set forth in Section 2.02 and the restrictions included in this Section 2.03 and in Section 2.06, and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (a) locate, analyze and select investment opportunities for the Company and the Partnership, (b) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (c) acquire Properties, make and acquire Mortgages and other loans and invest in other Assets in compliance with the investment objectives and policies of the Company, (d) arrange for financing and refinancing of Assets, (e) enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform property management, acquisition, advisory, disposition or other services for the Company and the Partnership, and (f) arrange for, or provide, accounting and other record-keeping functions at the Asset level.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03, provided however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Company and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company and the Partnership prior to the date of receipt by the Advisor of such notification, or, if later, the effective date of such modification or revocation specified by the Board.

Section 2.04 Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company and the Partnership or in the name of the Company or in the name of the Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds of the Company or the Partnership shall be commingled with the funds of the Advisor; and the Advisor shall from time to time, upon request by the Board, its Audit Committee or the auditors of the Company, render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.

Section 2.05 Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time, upon reasonable request, during normal business hours. At all reasonable times the Advisor shall have access to the books and records of the Company and the Partnership.

Section 2.06 Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT or of the Partnership as a partnership for federal income tax purposes, (b) subject the Company or the Partnership to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or the Partnership, the Shares or its other securities, or (d) not be permitted by the Articles of Incorporation or Bylaws or agreement of limited partnership of the Partnership, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, employees or stockholders, except as provided in Section 5.02 of this Agreement.

Section 2.07 Other Activities of the Advisor.

(a) Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. With respect to any investment in which the Company or the Partnership is a participant, the Advisor also may render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company or the Partnership and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. The Advisor shall inform the Board at least quarterly of the investment opportunities that were offered to other programs sponsored by the Sponsor, Advisor or any Director or their Affiliates with similar investment objectives as the Company’s. If the Sponsor, Advisor, any Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to approve the Advisor’s allocation policy set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities.

(b) Once each quarter, senior representatives of the Advisor will meet with at least a majority of the Independent Directors for the purpose of reviewing the Advisor’s compliance with the NASAA Guidelines with respect to all investments allocated among the Sponsor, the Company and each other REIT and investment program managed by an Affiliate of the Sponsor (each, together with its Affiliates, an “Investment Entity,” and collectively, the “Investment Entities”) during the most recently completed fiscal quarter. The quarterly review will take place at the regularly scheduled quarterly meeting of the Board, or at another time and place that are mutually determined by the Advisor and the Independent Directors, and may include representatives of other Investment Entities. The Advisor will use its best efforts to distribute a report reasonably in advance of each quarterly review meeting containing a list of all investments allocated to the Investment Entities, the particular Investment Entity to which each investment was allocated, a brief description of the investment, the purchase price of each investment and acquisition fees (if any) paid to the Advisor and its Affiliates in connection with each investment. Representatives of the Advisor shall be prepared to discuss each investment and the reasons for its allocation to particular Investment Entities at the quarterly review meeting

ARTICLE III

COMPENSATION

Section 3.01 Fees.

(a) Asset Management Fee. Subject to the approval of the Board, the Company shall pay to the Advisor an Asset Management Fee equal to 1/12th of 0.75% of the Company’s average of the aggregate book value of its gross Assets (before reserves for depreciation or other non-cash reserves), including amounts borrowed and additional amounts used for improvements, computed by taking the average of the book value of the Company’s gross Assets at the end of each month (or partial month), and is payable monthly in arrears.

(b) Acquisition and Advisory Fees. The Company shall pay the Advisor or an Affiliate of the Advisor, a fee in the amount of 1.0% of the purchase price of each Asset, excluding Acquisition Expenses, as Acquisition and Advisory Fees. The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to six percent (6%) of the Contract Purchase Price.

(c) Disposition Fee. If the Advisor or an Affiliate of the Advisor provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties or any Asset, the Advisor or such Affiliate shall receive a Disposition Fee of 0.5% of the Contract Sales Price. If the Advisor or an Affiliate of the Advisor provides a substantial amount of services (as determined by a majority of the Independent Directors) in connection with the Sale of the entire Company, the Advisor or such Affiliate shall receive a Disposition Fee of the lesser of 0.5% of the Contract Sales Price or 50% of the amount of the investment banking fees related to such sale. The Disposition Fee may be paid in addition to Disposition Fees paid to non-Affiliates, provided that the total Disposition Fees paid to all Persons by the Company (including the Disposition Fee) shall not exceed an amount equal to the lesser of (i) the Competitive Disposition Fee or (ii) 6.0% of the Contract Sales Price of the Property.

(d) Subordinated Participation in Net Sales Proceeds. The Subordinated Participation in Net Sales Proceeds shall be payable to the Advisor in an amount equal to 15.0% of Net Sales Proceeds remaining after the Stockholders have received Distributions equal to the sum of the Stockholders’ 6.0% Return and 100% of Invested Capital. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note, or any combination of the foregoing. In no event will the Company pay a Subordinated Participation in Net Sales Proceeds, including any interest payable in connection with any promissory note issued by the Company in payment of the Subordinated Participation in Net Sales Proceeds, in excess of the amount that would be presumptively reasonable under Section 8.7 of the Articles of Incorporation.

(e) Subordinated Incentive Listing Distribution. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Listing Distribution in an amount equal to 15.0% of the amount by which (i) the Market Value of the Company’s outstanding Shares plus distributions paid by the Company prior to Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 6.0% Return from inception through the date that Market Value is determined. The Company shall have the option to pay such fee in the form of cash,

Shares, a promissory note, or any combination of the foregoing. If the Company pays such fee with a promissory note, payment in full shall be made from the Net Sales Proceeds of the first Sale completed by the Company after Listing, and no interest will accrue. If the Net Sales Proceeds from the first Sale after Listing are insufficient to pay the promissory note in full, then the promissory note shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the amount owing pursuant to such promissory note is paid in full. If the promissory note has not been paid in full within five years from the date of Listing, then the Advisor, or its successors or assigns, may elect to convert the unpaid balance into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election. If the Shares are no longer Listed at such time as the promissory note becomes convertible into Shares as provided by this paragraph, then the price per Share, for purposes of conversion, shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of election. Neither the Advisor nor any of its Affiliates can earn both the Subordinated Participation in Net Sales Proceeds and the Subordinated Incentive Listing Distribution. Any Subordinated Participation in Net Sales Proceeds becoming due and payable to the Advisor or its assignees hereunder shall be reduced by the amount of any distribution made to the Advisor pursuant to the Partnership. Any portion of the Subordinated Participation in Net Sales Proceeds that the Advisor receives prior to Listing will offset the amount otherwise due pursuant to the Subordinated Incentive Listing Distribution.

(f) Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for perpetual life entity. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors may consider any of the factors they deem relevant, including but not limited to: (a) the amount of compensation to the Advisor in relation to the size, composition and profitability of the Company’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, servicing, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for the account of other clients.

(g) Payment. For purposes of the payment of compensation to the Advisor in the form of Shares, the value of each Share shall be: (i) the NAV per share as determined by the Board or an Independent Appraiser, or (ii) if an appraisal has not yet been performed, the value per share included on a customer account statement pursuant to FINRA Rule 2340, or (iii) prior to April 11, 2016, $10.00 per Class A share and $9.35 per Class T share. If shares are being offered to the public at the time a fee is paid in Shares, the value shall be the price of the Shares without commissions. The NAV may be adjusted on a quarterly or other basis by the Board to account for significant capital transactions.

Section 3.02 Expenses.

(a) In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company or the Partnership shall pay directly or reimburse the Advisor, as applicable, for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Partnership pursuant to this Agreement, including, but not limited to:

(i) Organization and Offering Expenses; provided, however, that the reimbursement of Organization and Offering Expenses will not exceed 1.5% of Gross Proceeds raised in the completed Offering. The Advisor shall be responsible for the payment of the Organization and Offering Expenses in excess of 1.5% of the Gross Proceeds. In the event the Company does not raise the minimum amount of the Offering as set forth in the Prospectus, the Advisor shall not be reimbursed for any Organization and Offering Expenses;

(ii) Acquisition Expenses incurred in connection with the selection and acquisition of Assets in an amount estimated to be 0.75% of the Contract Purchase Price, subject, however, to the aggregate six percent 6% cap on Acquisition Fees and Acquisition Expenses set forth in the NASAA Guidelines;

(iii) the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares;

(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) taxes and assessments on income or property and taxes as an expense of doing business;

(vi) costs associated with insurance required in connection with the business of the Company or by the Board;

(vii) expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii) all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;

(ix) expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as Selling Commissions and fees, advertising expenses, taxes, legal and accounting fees, and Listing and registration fees;

(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi) expenses of organizing, reorganizing, liquidating or dissolving the Company or amending the Articles of Incorporation or the Bylaws;

(xii) expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii) administrative service expenses, including all costs and expenses incurred by the Advisor in fulfilling its duties hereunder. Such costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees and key personnel of the Advisor who are engaged in the management, administration, operations, and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder; and

(xiv) audit, accounting and legal fees.

No reimbursement shall be made for costs of personnel of the Advisor or its Affiliates to the extent that such personnel perform services in connection with service for which the Advisor receives an Acquisition and Advisory Fee or the Disposition Fee.

(b) Expenses incurred by the Advisor on behalf of the Company and the Partnership and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company and the Partnership during each quarter, and shall deliver such statement to the Company and the Partnership within 45 days after the end of each quarter.

(c) Notwithstanding anything else in this Article 3 to the contrary, the expenses enumerated in this Article 3 shall not become reimbursable to the Advisor unless and until the Company has raised $10,00,000 in Gross Proceeds from the sale of Shares in the Offering.

Section 3.03 Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Partnership other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

Section 3.04 Reimbursement to the Advisor. The Company shall not reimburse the Advisor, at the end of any fiscal quarter, for any Operating Expenses to the extent that, in the four consecutive fiscal quarters then ended (the “Expense Year”) the Operating Expenses exceed (the “Excess Amount”) the 2%/25% Guidelines for that period of four consecutive quarters unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company.

ARTICLE IV

TERM AND TERMINATION

Section 4.01 Term; Renewal. Subject to Section 4.02 hereof, this Agreement has a one-year term and shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s duty to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

Section 4.02 Termination. This Agreement will automatically terminate upon Listing. This Agreement also may be terminated at the option of either party (i) immediately upon a Change of Control or (ii) upon 60 days written notice without cause or penalty (in either case, if termination is by the Company, then such termination shall be upon the approval of a majority of the Independent Directors). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the

Advisor of expenses, fees or other compensation following the date of termination (i.e., Sections 3.01(e) and 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Sections 2.05, 2.06 and 4.03 through 6.11 shall survive the termination of this Agreement.

Section 4.03 Payments to and Duties of Advisor upon Termination.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement, provided that the Subordinated Incentive Listing Distribution, if any, shall be paid in accordance with the provisions of Section 3.01(d).

(b) Upon termination or non-renewal of this Agreement, the Advisor shall be entitled to receive a payment of the Subordinated Distribution Upon Termination of the Advisory Agreement equal to 15.0% of the amount, if any, by which (i) the Appraised Value of the Assets on the Termination Date, less the amount of all indebtedness secured by the Assets, plus the total distributions paid to Stockholders from the Company’s inception through the Termination Date less any amounts distributable as of the Termination Date to limited partners of the Partnership who receive Partnership units, exceeds (ii) Invested Capital, less the portion of any distribution that is attributable to Net Sales Proceeds and by any amounts paid by us to repurchase shares, plus an amount equal to the Stockholders’ 6.0% Return from inception through the Termination Date. The Company shall pay such Subordinated Distribution Upon Termination of the Advisory Agreement, with no interest, at such time as the Company completes the first Sale after the Termination Date provided, however, the Advisor may elect to defer its right to receive the Subordinated Distribution Upon Termination of the Advisory Agreement until either a Listing or other liquidity event for the Company. Payment shall be made from the Net Sales Proceeds of such Sale. The Company shall have the option to pay such fee in the form of cash, Shares, a non-interest bearing promissory note, or any combination of the foregoing. If the Net Sales Proceeds from the first Sale after the Termination Date are insufficient to pay the Subordinated Distribution Upon Termination of the Advisory Agreement in full, then the Subordinated Distribution Upon Termination of the Advisory Agreement shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the Subordinated Distribution Upon Termination of the Advisory Agreement is paid in full. If the Subordinated Distribution Upon Termination of the Advisory Agreement has not been paid in full within five years from the Termination Date, then the Advisor, its successors or assigns, may elect to convert the balance of the fee into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed at such time, the Advisor, its successors or assigns, may elect to convert the balance of the fee into Shares at a price per Share equal to the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets on the date of election.

(c) In the event that the Advisor disagrees with the valuation of Shares pursuant to Section 4.03(b) where the Shares are not Listed for purposes of determining the number of Shares to be issued to the Advisor following the Advisor’s election to convert the balance of the Subordinated Distribution Upon Termination of the Advisory Agreement owed to the Advisor, then the fair market value of such Shares shall be determined by an Independent Appraiser of equity value selected by the Advisor.

(d) Notwithstanding section 4.03 (b), in the event the Subordinated Incentive Listing Distribution is paid to the Advisor following Listing, no Subordinated Distribution Upon Termination of the Advisory Agreement will be paid to the Advisor.

(e) The Advisor shall promptly upon termination:

(i) pay over to the Company all money collected and held for the account of the Company or the Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and

(iv) cooperate with, and take all reasonable actions requested by, the Company or the Partnership to provide an orderly management transition.

ARTICLE V

INDEMNIFICATION

Section 5.01(a) The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines under the Articles of Incorporation. The Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b) The Articles of Incorporation provide that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the advisor or its Affiliates provides the Company with a written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; and (iv) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.

(c) Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.

Section 5.02 Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s misconduct or negligence. The Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company or the Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company and the Partnership resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Partnership, and shall likewise be binding upon any successor to the Advisor.

Section 6.02 Relationship of Advisor and Company. The Company, the Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Advisor and its Affiliates have or may have a proprietary interest in the name “NexPoint Multifamily.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in the name “NexPoint Multifamily,” a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the name “NexPoint Multifamily” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the name “NexPoint Multifamily,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “NexPoint Multifamily” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “NexPoint Multifamily” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, service marks or other marks necessary to remove any references to the word “NexPoint Multifamily.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “NexPoint Multifamily” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the name “NexPoint Multifamily” licensed hereunder or the use thereof (including without limitation as to whether the use of the name “NexPoint Multifamily” will be free from infringement of the intellectual property rights of third parties. Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the name “NexPoint Multifamily.”

Section 6.03 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	NexPoint Multifamily Realty Trust, Inc. 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attention: Chief Financial Officer

To the Advisor:	NexPoint Real Estate Advisors II, L.P. 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attention: Secretary

To the Partnership:	NexPoint Multifamily Operating Partnership, L.P. 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attention: Chief Financial Officer of NexPoint Multifamily Realty Trust, Inc., its General Partner

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.

Section 6.04 Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

Section 6.05 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 6.06 Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

Section 6.07 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

Section 6.08 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 6.09 Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 6.10 Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 6.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 6.12 Initial Investment. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of Class A common stock of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

NEXPOINT MULTIFAMILY REALTY TRUST, INC. a Maryland corporation

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance and Treasurer

NEXPOINT REAL ESTATE ADVISORS II, L.P. a Delaware limited partnership

By:	NexPoint Real Estate Advisors GP, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Secretary

NEXPOINT MULTIFAMILY OPERATING PARTNERSHIP, L.P.

By:	NexPoint Multifamily Realty Trust, Inc., a Maryland corporation, its General Partner

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance and Treasurer